Table of Contents

Exhibit 4(b)(11)

FIRST AMENDMENT TO THE

REAL ESTATE STRUCTURE AGREEMENT

between

     ZABALETA PARTICIPAÇÕES LTDA.,

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO,

RIO PLATE EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.

and, as Intervening Parties;

ABILIO DOS SANTOS DINIZ

AD PENINSULA EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.

PENÍNSULA PARTICIPAÇÕES LTDA.

ANA MARIA FALLEIROS DOS SANTOS DINIZ D´AVILA

ADRIANA FALLEIROS DOS SANTOS DINIZ

JOÃO PAULO FALLEIROS DOS SANTOS DINIZ

PEDRO PAULO FALLEIROS DOS SANTOS DINIZ

BANCO OURINVEST S.A.,

BRAZILIAN SECURITIES COMPANHIA DE SECURITIZAÇÃO;

CASINO GUICHARD PERRACHON

dated as of December 30th, 2005

Exhibit 4(b)(11)

REAL ESTATE STRUCTURE AGREEMENT

THIS FIRST AMENDMENT TO THE REAL ESTATE STRUCTURE AGREEMENT (hereinafter referred to as the “Agreement”), dated as of December 30th, 2005, is entered into by and between:

(A) ZABALETA PARTICIPAÇÕES LTDA., a limited liability company, organized and existing under the Laws of the Federative Republic of Brazil, with head office in the City of São Paulo, State of São Paulo, at Av. Brigadeiro Luiz Antonio, No. 3.126, registered with the General Taxpayers' Registry (CNPJ/MF) under No. 07.127.675/0001 -45, hereinafter referred to as "Zabaleta";

(B) COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, a public company organized and existing under the laws of the Federative Republic of Brazil, with registered head offices in the city of São Paulo, State of São Paulo, Brazil, at Av. Brigadeiro Luiz Antonio, 3.142, and registered with the General Taxpayers' Registry (CNPJ/MF) under No. 47.508.411/0001 -56, hereinafter referred to as "CBD";

(C) RIO PLATE EMPREENDIMENTOS E PARTICIPAÇÕES LTDA., a limited liability company, organized and existing under the laws of the Federative Republic of Brazil, with registered head offices in the city of São Paulo, State of São Paulo, Brazil, at Av. Brigadeiro Luiz Antonio, 3.126, and registered with the General Taxpayers' Registry (CNPJ/MF) under No. 07.274.029/0001 -00, hereinafter referred to as “Rio Plate”

And as Intervening Parties,

(D) ABILIO DOS SANTOS DINIZ, a Brazilian citizen, married, business administrator, the holder of the Brazilian identity card No. 1.965.961 -SSP/SP and of the Brazilian Individual Taxpayer Identity Card (CIC) No. 001.454.918 -20, with office in the city of São Paulo, State of São Paulo, Federative Republic of Brazil, at Avenida Brigadeiro Luiz Antonio, No 3.126, hereinafter referred to as “AD”;

(E) ANA MARIA FALLEIROS DOS SANTOS DINIZ D´AVILA, a Brazilian citizen, married, business administrator, the holder of the Brazilian identity card No. 12.785.206 -2-SSP/SP and of the Brazilian Individual Taxpayer Identity Card (CIC) No. 086.359.838 -23, with offices in the city of São Paulo, State of São Paulo, Federative Republic of Brazil, at Avenida Brigadeiro Luiz Antônio, No. 3.126;

(F) ADRIANA FALLEIROS DOS SANTOS DINIZ, a Brazilian citizen, divorced, the holder of the Brazilian identity card No. 15.910.036 -SSP/SP and of the Brazilian Individual Taxpayer Identity Card (CIC) No. 105.549.158 -98, with offices in the city of

EXECUTION COPY

São Paulo, State of São Paulo, Federative Republic of Brazil, at Avenida Brigadeiro Luiz Antônio, No. 3.126;

(G) JOÃO PAULO FALLEIROS DOS SANTOS DINIZ, a Brazilian citizen, single, entrepreneur, the holder of the Brazilian identity card No. 12.785.207 -4-SSP/SP and of the Brazilian Individual Taxpayer Identity Card (CIC) No. 101.342.358 -51, with offices in the city of São Paulo, State of São Paulo, Federative Republic of Brazil, at Avenida Brigadeiro Luiz Antônio, No. 3.126;

(H) PEDRO PAULO FALLEIROS DOS SANTOS DINIZ, a Brazilian citizen, single, entrepreneur, the holder of the Brazilian identity card No. 19.456.962 -7 SSP/SP and of the Brazilian Individual Taxpayer Identity Card (CIC) No. 147.447.788 -14, with offices in the city of São Paulo, State of São Paulo, Federative Republic of Brazil, at Avenida Brigadeiro Luiz Antônio, No 3.126;

Ana Maria Falleiros dos Santos Diniz D´Avila, Adriana Falleiros dos Santos Diniz, João Paulo Falleiros dos Santos Diniz, Pedro Paulo Falleiros dos Santos Diniz (hereinafter collectively referred to as “AD Heirs”);

(I) AD PENÍNSULA EMPREENDIMENTOS E PARTICIPAÇÕES LTDA., a limited liability company organized and existing under the Laws of the Federative Republic of Brazil, with head office in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Luiz Antonio, No. 3.126, registered with the General Taxpayers' Registry (CNPJ/MF) under No. 07.259.681/0001 -56, hereinafter referred to as "AD PENÍNSULA";

(J) PENÍNSULA PARTICIPAÇÕES LTDA. a limited liability company organized and existing under the Laws of the Federative Republic of Brazil, with head office in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Luiz Antonio, No. 3.126, registered with the General Taxpayers' Registry (CNPJ/MF) under No. 58.292.210/0001 -80, hereinafter referred to as "PENÍNSULA";

AD, AD Heirs, AD PENÍNSULA and PENÍNSULA hereinafter collectively referred to as the “AD GROUP”;

(K) BANCO OURINVEST S.A., a financial institution organized and existing under the laws of the Federative Republic of Brazil, with registered head offices in the city of São Paulo, State of São Paulo, Brazil, at Av. Paulista, 1,728, mezzanine, 1st, 2nd, 10th and 11th floors, and registered with the General Taxpayers' Registry (CNPJ/MF) under No. 78.632.767/0001 -20 in its capacity as the managing institution of the PENÍNSULA REAL ESTATE INVESTMENT FUND, incorporated pursuant Law No. 8.668, of June 25, 1993 and Brazilian Securities Commission (“CVM”) Instruction No. 205, of January 14, 1994, hereinafter referred to as “Ourinvest”;

EXECUTION COPY

(L) BRAZILIAN SECURITIES COMPANHIA DE SECURITIZAÇÃO, a securitization company organized and existing under the laws of the Federative Republic of Brazil, with registered head offices in the city of São Paulo, State of São Paulo, Brazil, at Av. Paulista, 1,728, 12th floor, and registered with the General Taxpayers' Registry (CNPJ/MF) under No. 03.767.538/0001 -14, hereinafter referred to as “Brazilian Securities”;

(M) CASINO GUICHARD PERRACHON, a corporation organized and existing under the laws of the French Republic, with registered head offices at 24, Rue de la Montat, Saint Etienne, France, hereinafter referred to as “CASINO”;

RECITALS

WHEREAS, the parties have executed on October 03, 2005 the Real Estate Structure Agreement (the “Real Estate Structure Agreement”) by which the parties have agreed to take several steps related to the implementation of a new real estate structure for the restructuring of the ownership title of certain sixty (60) real estate owned by CBD (the “Real Estate”), provided that such new real estate structure shall not adversely affect or impact CBD and/or CASINO;

WHEREAS, the parties have executed all agreements provided for in the Real Estate Structure Agreement pursuant to the terms and conditions set forth therein and its relevant exhibits;

WHEREAS the parties have agreed on the modification of certain rights and obligations set forth in the documents attached to the Real Estate Structure Agreement, including, but not limited to the veto rights provided for in the golden shares held by CASINO and CBD, representing the corporate capital of RECo. Master Empreendimentos e ParticipaÇões S.A. (the “RECo. Master”);

WHEREAS the parties have further agreed that RECo. Master shall be entitled to own other real estate properties than the units of the Península Real Estate Investment Fund (the “Fund”); provided that RECo. Master maintains, during the term of the agreements executed pursuant to the Real Estate Structure Agreement, at least sixty-six point sixty-six percent (66.66%) of the totality of the units issued by the Fund, representing at least sixty-six point sixty-six percent (66.66%) of the total assets of the Fund;

WHEREAS, in view of the modifications proposed hereinabove, several other modifications shall be incorporated in certain documents related thereof to allow the implementation of the new real estate structure with the purpose of complying with the new

EXECUTION COPY

conditions agreed by the parties with regard to the term of the leases of the Real Estate and the veto rights to be held by CASINO and CBD on RECo Master;

In consideration of the mutual promises contained herein, the Parties mutually agree as follows:

Clause 1
PURPOSE

1.1. The purpose of this Agreement is to amend the Real Estate Structure Agreement and, consequently, provide for the amendment of the agreements executed pursuant to the Real Estate Structure Agreement with regard to the implementation of the new real estate structure in view of the modifications set forth below:

(i) Split of the veto rights deriving from the golden shares issued by RECo. Master owned by CBD and CASINO, as provided in the RECo. Master By- Laws and in the RECo. Master Shareholders’ Agreement. Also insert provisions limitating certain veto rights and excluding other veto rights, in such a manner that the veto rights to which CBD and CASINO are entitled with regard to RECo. Master shall be read as follows:

RECo. Master By-Laws	Entity
veto on the voluntary creation of Liens or transfer by RECo. Master on any of the units of the Fund or on its real estate properties.	CBD and CASINO
veto on the listing of any of the RECo. Master shares or of other securities of RECo. Master with any stock exchange.	CBD and CASINO
veto on any indebtedness by RECo. Master in the excess of One Hundred and Twenty Million Reais (R$ 120,000,000.00) per transaction.	CBD and CASINO
veto on the purchase by RECo. Master of any real estate property in excess of an individual amount equal to One Hundred and Twenty Million Reais (R$ 120,000,000.00).	CBD and CASINO
veto on the disposal by RECo. Master of any of the units of the Fund or any rights related thereto that may imply in RECo. Master holding less than sixty six point sixty six percent (66.66%) of the totality of the units issued by the Fund,
CBD and CASINO
veto on any proposition or voting of the Fund providing for the issuance of new units of the Fund.	CBD and CASINO

RECo. Master Shareholders’ Agreement	Entity
veto on any change in Articles 2, 3, Paragraphs 3 and 4 of Article 4, Articles 8, 9, 10, 11, 18 and 19 of RECo. Master By-Laws.	CBD and CASINO

EXECUTION COPY

veto on any merger (including merger of shares), spin-off, split, change of corporate form, amalgamation or any other form of restructuring of RECo. Master	CBD and CASINO
veto on any proposition or voting of the Fund providing for any change in the terms and conditions of the Master Lease Agreement, as well as on any change in the terms and conditions of each of the real estate lease agreements entered into by and between CBD and the Fund, pursuant to the Master Lease Agreement.
CASINO
veto on any change in the terms and conditions of the Master Lease Agreement, as well as on any change in the terms and conditions of each of the real estate lease agreements entered into by and between CBD and the Fund, pursuant to the Master Lease Agreement, in the event RECo. Master subrogates, totally or partially, in the rights and obligations of the Fund in such agreements. In the event of a change due to the disposal of a real estate, the approval of such change shall not be unreasonably withheld.
CASINO
veto on any proposition or voting of the Fund providing for the modification of the terms and conditions of the Fund Charter.	CBD and CASINO
veto on proposition or voting of the Fund providing for the merger, spin-off, split or any other form of restructuring of the Fund.	CBD and CASINO
veto on the liquidation or dissolution of RECO Master and on the appointment of the liquidator(s).	CBD and CASINO
veto on any proposition or voting of the Fund providing for the dissolution of the Fund, except in the cases set forth in Section XIII and XIV.	CBD and CASINO

(ii) Modification on the corporate purpose of RECo. Master entitling RECo. Master to own only other real estate properties than the units of the Fund, provided that RECo. Master shall always maintain, at least, sixty six point sixty six percent (66.66%) of the totality of the units issued by the Fund, representing at least sixty six point sixty six percent (66.66%) of the total assets of the Fund.

1.2. In view of the modifications proposed in item 1.1 above, the parties have agreed that certain amendments to the documents executed pursuant to the Real Estate Structure Agreement shall be implemented in order to reflect the new conditions set forth herein, without any adverse effect to the existing real estate structure.

1.3. Moreover, the parties agree that, besides the abovementioned modifications, some other modifications shall be implemented in each of RECo. Master By-Laws, RECo. Master Shareholders´ Agreement and Península Real Estate Investment Fund as described hereinbelow to reflect the modifications and maintain the integrity of all documents

EXECUTION COPY

executed in connection with the implementation of the new real estate structure pursuant to the Real Estate Structure Agreement.

1.4. The parties agree that the amendments described below shall be implemented within one hundred and eighty (180) days as of the execution of this Agreement.

Clause 2

AMENDMENTS TO THE RECO MASTER BY-LAWS

2.1. The parties agree that RECo. Master By-Laws shall be amended, as follows, to reflect the new veto rights, new corporate purpose of RECo. Master and further conditions agreed upon by the Parties, as provided in Clause 1 of this Agreement. In virtue of the above, the following Articles of the RECo Master By-Laws shall be modified as follows:

“Article 2 – The Company’s sole purpose is to manage its own assets, and holds at least sixty-six point sixty-six percent (66.66%) of the units issued by the Península Real Estate Investment Fund (the “Fund”), representing, thus, at least, sixty-six point sixty-six percent (66.66%) of the total assets of the Fund.

Sole Paragraph – The Company shall be entitled to hold, besides the units issued by the Fund as provided in Article 2 above, other real estate properties than the real estate properties that shall be leased to Companhia Brasileira de DistribuiÇão, a public company organized and existing under the laws of the Federative Republic of Brazil, with registered head office in the city of São Paulo, State of São Paulo, Brazil, at Av. Brigadeiro Faria Lima, 3.142 and enrolled with the Brazilian Corporate Tax Payer File (CNPJ/MF) under No. 47.508.411/0001 -56 (“CBD”). The Company shall not be entitled to have employees except for those employees that might be strictly and reasonably necessary to manage the units and the real estate properties held by the Company.”

“Article 10 – The Class A Preferred Share shall entitle its holder to the following rights:

(i) veto on the voluntary creation of Liens or transfer by the Company on any of the units of the Fund or on its real estate properties;

(ii) veto on the listing of any of the Company’s shares or of other securities of the Company with any stock exchange;

(iii) veto on any indebtedness by the Company in the excess of One Hundred and Twenty Million Reais (R$ 120,000,000.00) per transaction ;

EXECUTION COPY

(iv) veto on the purchase by the Company of any real estate property in excess of an individual amount equal to One Hundred and Twenty Million Reais (R$ 120,000,000.00);

(v) veto on the disposal by the Company of any of the units of the Fund or of any rights related thereto that may imply in the Company detaining less than sixty-six point sixty-six percent (66.66%) of the totality of the units issued by the Fund;

(vi) veto on any proposition or voting of the Fund providing for the issuance of new units of the Fund.”

“Article 11 – The Class B Preferred Share shall entitle its holder to the following rights:

(i) veto on the voluntary creation of Liens or transfer by the Company on any of the units of the Fund or on its real estate properties;

(ii) veto on the listing of any of the Company’s shares or of other securities of the Company with any stock exchange;

(iii) veto on any indebtedness by the Company in the excess of One Hundred and Twenty Million Reais (R$ 120,000,000.00) per transaction;

(iv) veto on the purchase by the Company of any real estate property in excess of an individual amount equal to One Hundred and Twenty Million Reais (R$ 120,000,000.00);

(v) veto on the disposal by the Company of any of the units of the Fund or any rights related thereto that may imply in the Company detaining less than sixty six point sixty six percent (66.66%) of the totality of the units issued by the Fund;

(vi) veto on any proposition or voting of the Fund providing for the issuance of new units of the Fund.”

EXECUTION COPY

Clause 3

AMENDMENTS TO THE RECO. MASTER SHAREHOLDERS’ AGREEMENT

3.1. The parties agree that RECo. Master Shareholders’ Agreement shall be amended, as follows, to reflect the new veto rights, new corporate purpose of RECo. Master and further conditions agreed upon by the Parties, as provided in Clause 1 of this Agreement. In virtue of the above, the following Articles of the RECo. Master Shareholders’ Agreement shall be modified as follows:

“8th WHEREAS, the AD Group, CBD and Segisor agreed that, at least, sixty-six point sixty-six percent (66.66%) of the units issued by the Península Real Estate Investment Fund, representing, at least, sixty-six point sixty-six percent (66.66%) of the totality of the assets of Península Real Estate Investment Fund should be solely held by RECo. Master for the term of this Agreement;”

“Section 3.1. (iii) RECo. Master shall be a company, having as its main purpose (i) the ownership of, at least, sixty-six point sixty-six percent (66.66%) of the units issued by the Península Real Estate Investment Fund, representing, at least, sixty-six point sixty-six percent (66.66%) of the totality of the assets of Península Real Estate Investment Fund, (ii) management of its own assets; and (iii) hold other real estate properties with due regard to the following. The Península Real Estate Investment Fund shall not be used for any other purpose than holding title to the Real Estate Properties to be leased to CBD; provided, however, that RECo. Master shall be allowed to acquire other real estate properties than the units issued by the Península Real Estate Investment Fund and the Real Estate Properties with due regard to the terms and conditions of this Agreement and the RECo. Master By-Laws. RECo. Master shall also be entitled to invest its monies in cash-equivalent instruments at its sole discretion.”

“Section 3.1. (iv) RECo. Master shall be entitled to hold other real estate properties than the Real Estate Properties that shall be leased to CBD. RECo. Master shall not be entitled to have employees except for those employees that might be strictly and reasonably necessary to manage the units and the real estate properties held by RECo. Master.”

“Section 3.1. (vii) RECo Master shall always hold, at least, sixty-six point sixty-six percent (66.66%) of the units issued by the Península Real Estate Investment Fund representing, at least, sixty-six point sixty-six percent (66.66%) of the assets of Península Real Estate Investment Fund.”

EXECUTION COPY

“Section 5.1. The CBD shall have during the term of this Agreement the Class A Preferred Share, which may be Transferred by CBD at any time only to any of its Affiliates, and which will entitle CBD to the following rights in addition to those rights provided for in the By-Laws of the Company:

(i) veto on any change in Articles 2, 3, Paragraphs 3 and 4 of Article 4, Articles 8, 9, 10, 11, 18 and 19 of the RECo. Master By-Laws;

(ii) veto on any merger (including merger of shares), spin-off, split, change of corporate form, amalgamation or any other form of restructuring of RECo. Master;

(iii) veto on any proposition or voting of the Península Real Estate Investment Fund providing for the modification of the terms and conditions of the Península Real Estate Investment Fund Charter;

(iv) veto on any proposition or voting of the Península Real Estate Investment Fund providing for the merger, spin-off, split or any other form of restructuring of the Península Real Estate Investment Fund;

(v) veto on the liquidation or dissolution of RECo. Master and on the appointment of the liquidator(s); and

(vi) veto on any proposition or voting of the Fund providing for the dissolution of the Fund, except in the cases set forth in Section XIII and XIV.”

“Section 5.2. As long as Segisor shall be a shareholder of the Holding Company, Segisor shall have during the term of this Agreement the Class B Preferred Share, which may be Transferred by Segisor at any time only to any of its Affiliates and which shall be Transferred by Segisor to the purchaser of the equity participation held by Segisor in the Holding Company, together with all of its rights and obligations. The Class B Preferred Share will entitle its holder to the following rights in addition to those rights provided in the ByLaws of the Company:

(i) veto on any change in Articles 2, 3, Paragraphs 3 and 4 of Article 4, Articles 8, 9, 10, 11, 18 and 19 of the RECo Master By-Laws;

(ii) veto on any merger (including merger of shares), spin-off, split, change of corporate form, amalgamation or any other form of restructuring of RECo Master;

EXECUTION COPY

(iii) veto on any proposition or voting of the Península Real Estate Investment Fund providing for any change in the terms and conditions of the Master Lease Agreement, as well as on any change in the terms and conditions of each of the real estate lease agreements entered into by and between CBD and the Península Real Estate Investment Fund, pursuant to the Master Lease Agreement;

(iv) veto on any change in the terms and conditions of the Master Lease Agreement, as well as on any change in the terms and conditions of each of the real estate lease agreements entered into by and between CBD and the Península Real Estate Investment Fund, pursuant to the Master Lease Agreement, in the event RECo. Master subrogates, totally or partially, in the rights and obligations of the Península Real Estate Investment Fund in such agreements. In the event of a change due to the disposal of a real estate, the approval of such change shall not be unreasonably withheld;

(v) veto on any proposition or voting of the Península Real Estate Investment Fund providing for the modification of the terms and conditions of the Península Real Estate Investment Fund Charter;

(vi) veto on proposition or voting of the Península Real Estate Investment Fund providing for the merger, spin-off, split or any other form of restructuring of the Península Real Estate Investment Fund;

(vii) veto on the liquidation or dissolution of RECo. Master and on the appointment of the liquidator(s); and

(viii) veto on any proposition or voting of the Península Real Estate Investment Fund providing for the dissolution of the Península Real Estate Investment Fund, except in the cases set forth in Section XIII and XIV.”

3.2. Further to the above, the RECo. Master By-Laws and the Real Estate Investment Fund Charter attached to the RECo. Master Shareholders’ Agreement shall be substituted in order to reflect the modifications set forth herein for each of these relevant documents in accordance with the terms and conditions set forth herein in this Agreement.

Clause 4

AMENDMENTS TO THE FUND CHARTER

4.1. The parties agree that the Fund Charter shall be amended, as follows, to reflect the new conditions agreed upon by the Parties, as provided for in Clause 1 of this Agreement.

EXECUTION COPY

In virtue of the above, the following Articles of the Fund Charter shall be modified as follows:

“Article 2 - Paragraph 1 – The FUND is allowed to assign to third parties the revenues arising out of the lease of the real estate acquired from CBD and leased to CBD, including occasional penalties and/or indemnification owed by CBD pursuant to the terms and conditions of the relevant lease agreements to be executed pursuant to the terms and conditions of the drafts to be approved by Quotaholders holding, at least, sixty-six point sixty-six percent (66.66%) of all Quotas issued by the FUND as provided in item I of Article 3 below;”

Article 3 – I – The policy of the FUND is to make long-term real estate investments through the acquisition of certain sixty (60) real estate owned by CBD and obtain revenues from such real estate by leasing such real estate exclusively to CBD or to a company of its economic group, pursuant to the terms and conditions of the relevant lease agreements to be approved by resolution of the Quotaholder’s Meeting by Quotaholders holding, at least, sixty-six point sixty-six percent (66.66%) of all Quotas issued by the FUND (“Lease Agreements”) as provided in Article 13 below;”

“Article 3 – Sole Paragraph – The subject-matter and the policy of investments of the FUND may only be amended by resolution of the Quotaholders’ Meeting with the votes of Quotaholders holding, at least, sixty-six point sixty six percent (66.66%) of all Quotas issued by the FUND, according to the rules set forth herein.”

“Article 10 - The FUND may, after the end of the process of distribution of the first issuance authorized in Article 8 hereof and after CVM authorization is obtained, make new issuances of Quotas with a prior approval of the Quotaholders’ Meeting with the votes of Quotaholders holding, at least, sixty-six point sixty-six percent (66.66%) of all Quotas issued by the FUND, provided that:”

Article 10 – I – The value of each new quota shall be approved byQuotaholders holding, at least, sixty-six point sixty-six percent (66.66%) of all Quotas issued by the FUND at a Quotaholders’ Meeting and shall be fixed preferably, considering (i) the equity value of the Quotas, represented by the quotient between the amount of the adjusted owners’ equity value of the FUND and the number of Quotas issued; (ii) the prospects of profitability of the FUND; (iii) or, also, the market value of the Quotas already issued;”

EXECUTION COPY

“Article 13 - The FUND shall maintain individual lease agreements for each real estate property acquired from CBD and to be leased to CBD, or to a company that belongs to its economic group, pursuant to the terms and conditions of a certain template lease agreement (“Template Lease Agreement”), all such lease agreements to be executed by the FUND with CBD and subject to the general terms and conditions of a master lease agreement (“Master Lease Agreement”), both the Template Lease Agreement and the Master Lease Agreement to be approved by resolution of the Quotaholders’ Meeting with the votes of Quotaholders holding, at least, sixty-six point sixty six percent (66.66%) of all Quotas issued by the FUND, as provided in paragraph 4 below. The rules common to all others lease agreements to be executed pursuant to the Template Lease Agreement and subject to the general terms and conditions of the “Master Lease Agreement” do not apply to the occasional lease of the Property described and specified in Paragraphs 2 and 3 of Article 2 hereof.”

Article 13 – Paragraph 2 – The lease agreements to be executed with CBD and approved by resolution of quotaholders holding, at least, sixty-six point sixty six percent (66.66%) of all Quotas issued by the FUND at a Quotaholders’ Meeting as provided in paragraph 4 below, shall provide that CBD shall bear all taxes (taxes, fees, and quasi-taxes of any nature), including the Urban Land Tax (“IPTU”), which applies or may be applied to the leased properties, and also that CBD shall be responsible for keeping during the legal term the receipts of such payments. Such lease agreements shall also provide that CBD, as lessee of the real estate properties of the FUND (other than the Property) shall also be liable for payment of any and all expenses and charges in connection with the use of the referred properties, such as water, electricity, sewerage, among others.”

“Article 13 – Paragraph 4 – The drafts of the Master Lease Agreement and the Template Lease Agreement shall be approved by resolution of the quotaholders of the FUND holding, at least, sixty-six point sixty six percent (66.66%) of all quotas issued by the FUND at a Quotaholders’ Meeting. The execution of the relevant Master Lease Agreement and the individual lease agreements between the FUND and CBD shall comply with all terms and conditions of such drafts. Any action or operation entered by the MANAGING INSTITUTION in disregard to such resolution of the Quotaholders’ Meeting shall be considered null and void as provided in the sole paragraph of Article 18 below.”

“Article 20 - Paragraph 2 - The Quotaholders Meeting that removes the MANAGING INSTITUTION shall, at the same time, elect, by resolution of the Quotaholders of the FUND holding, at least, sixty-six point sixty six percent (66.66%) of all quotas issued by the FUND, its substitute, even if to proceed

EXECUTION COPY

with the dissolution and liquidation of the FUND, under the terms of this Charter;”

“Article 24 - The Quotaholders Meeting shall be instituted, on first call, with the presence of Quotaholders holding at least, sixty-six point sixty six percent (66.66%) of all quotas issued by the FUND and, on second call, with any number, with due regard to the necessity of qualified quorum as provided in Article 25.”

“Article 25 – Paragraph 1 – It shall depend on the approval of Quotaholders holding, at least, sixty-six point sixty-six percent (66.66%) of all quotas issued by the FUND (qualified forum), the resolutions on matters provided in items II [please refer to the original document], IV, sub-items (a), (b), (c) and (d), VII, sub-items (a), (b) and (c) and VIII of Article 21 of this Charter.”

“Article 28 – In addition to comply with the quorum of quotaholders holding, at least, sixty-six point sixty-six percent (66.66%) of all quotas issued by the FUND set forth in Paragraph 1 of Article 25, the resolutions of the Quotaholders’ Meeting concerning the dissolution, liquidation or amortization of quotas of the FUND shall comply with the other conditions set forth herein and in applicable law.”

4.2. The amendments provided for herein above shall be subject to approval of a Quotaholders’ meeting to be called by Ourinvest and RECO Master within one hundred and twenty (120) days as of the date of execution of this Agreement pursuant to the terms of the Península Real Estate Fund Charter in such a manner that the amendment are duly approved and in force within the term set forth in Section 1.4. above.

Clause 5

AMENDMENTS TO ADDITIONAL DOCUMENTS
RELATED TO THE REAL ESTATE STRUCTURE

5.1. The parties agree that the exhibits of the additional documents related to the real estate structure corresponding to the changes made to the RECo. Master By-Laws, RECo. Master Shareholders’ Agreement and Fund Charter shall be modified accordingly whenever necessary in order to reflect the new terms and conditions set forth herein.

5.2. Further to the above, all parties herein agree and consent to the implementation and execution of the amendments set forth herein and shall present its formal consent whenever necessary by contractual or legal requirement.

EXECUTION COPY

Clause 6

MISCELLANEOUS

6.1. The parties hereby represent and warrant that the implementation of the amendments set forth herein does not affect or modify their representations and warranties, and indemnification obligations set forth in the Real Estate Structure Agreement, including, but not limited to the representations, warranties and jointly and severally indemnification provided by Zabaleta, AD and AD Group pursuant to Clauses 4.1.1. , 4.1.2, 4.2. , 4.2.1. , 4.2.2. and 4.2.3. of the Real Estate Structure Agreement.

6.2.  The parties hereby agree that the terms and conditions provided in this Agreementshall be effective, valid and binding upon the Parties as of the date hereof. The Parties agree that each of the amendments to the agreements as listed in Section 1.1. above shall become enforceable against third parties as of the date of their execution.

6.3. All other terms and conditions of the Real Estate Structure Agreement and its related documents not expressly modified by this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties and the Intervening Parties have duly executed this Agreement in three (3) counterparts, as of the day and year first above written.

ZABALETA PARTICIPAÇÕES LTDA.

By:_______________________________________________
Name: Abilio dos Santos Diniz
Title: Executive Officer

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

By:_______________________________________________
Name:
Title:

RIO PLATE EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.

By:_______________________________________________
Name: Abílio dos Santos Diniz
Title: Executive Officer

EXECUTION COPY

and, as Intervening Parties;

_________________________________________
ABILIO DOS SANTOS DINIZ

CASINO GUICHARD PERRACHON

By:_______________________________________
Name:
Title:

AD PENÍNSULA EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.

By:____________________________________________________
Name: Abilio dos Santos Diniz
Title: Executive Officer

PENÍNSULA PARTICIPAÇÕES LTDA.

By: ____________________________________________________
Name: Abilio dos Santos Diniz
Title: Executive Officer

________________________________________________________
ANA MARIA FALLEIROS DOS SANTOS DINIZ D´AVILA

________________________________________________________
ADRIANA FALLEIROS DOS SANTOS DINIZ

________________________________________________________
JOÃO PAULO FALLEIROS DOS SANTOS DINIZ

________________________________________________________
PEDRO PAULO FALLEIROS DOS SANTOS DINIZ

EXECUTION COPY

BANCO OURINVEST S.A.

By:_______________________________________
Name:
Title:

BRAZILIAN SECURITIES COMPANHIA DE SECURITIZAÇÃO

By:_______________________________________
Name:
Title:

Witnesses:

_______________________________________	_______________________________________
Name:	Name:
Id.:	Id.: